UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2014

ACUCELA INC.
(Exact name of registrant as specified in its charter)

Washington	000-5513	02-0592619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 Second Avenue, Suite 1900
Seattle, Washington 98101
(Address of principal executive offices, including zip code)
(206) 805-8300
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the 2014 Annual Meeting of Shareholders (the "Annual Meeting") of Acucela Inc. (the "Company") held on June 5, 2014, a total of 21,959,170 shares of Common Stock, representing approximately 61.6% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:
Proposal 1: All of the nominees for director were elected to serve a one-year term until the 2015 Annual Meeting, or until their respective successors are elected and qualified or until his earlier resignation or removal, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Peter A. Kresel	21,593,370	365,800	—
Glen Y. Sato	21,762,070	197,100	—
Michael T. Schutzler	21,758,870	200,300	—
Brian O'Callaghan	21,758,770	200,400	—
Ryo Kubota, M.D., Ph.D.	21,778,770	180,400	—
Proposal 2: The appointment of Ernst & Young LLP as the Company's independent registered public accountants for fiscal 2014 was ratified by the Company's shareholders by the votes set forth in the table below:

For	Against	Abstain
21,745,770	44,100	169,300

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUCELA INC.

	By:	/s/ David L. Lowrance
David L. Lowrance
Date: June 5, 2014		Chief Financial Officer, Treasurer and Secretary